EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Gray Media, Inc. (the “Company”) for the year ended December 31, 2024 (the “Periodic Report”), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his individual knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2025

/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.

Executive Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Gray Media, Inc. and will be retained by Gray Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.